Draft Date: 13 October 1999

                              Dated * November 1999

                      GRACECHURCH CARD FUNDING (NO.1 ) PLC

                                    as Issuer

                       THE BANK OF NEW YORK, LONDON BRANCH

                                 as Note Trustee

                         THE BANK OF NEW YORK, NEW YORK

                                  as Depository

                        ---------------------------------

                              DEPOSITORY AGREEMENT

                        ---------------------------------

                                CLIFFORD CHANCE

                                    CONTENTS

Clause                                                                      Page
1.     Definitions And Other General Provisions...............................3
2.     Book-Entry Interests...................................................6

       2.1     Deposit Of The Global Notes....................................6
       2.2     Book-Entry System..............................................6
       2.3     Registration Of Transfer Of The Cdis...........................6
       2.4     The Depository And The Global Notes............................7
       2.5     Definitive Notes...............................................7
       2.6     Payments In Respect Of The Cdis And Global Notes...............8
       2.7     Payments In Respect Of The Global Notes........................9
       2.8     Transfers And Exchanges Of Global Notes........................9
       2.9     Change In Principal Amount Of Outstanding Of Global Notes.....12
       2.10    Surrender And Cancellation Of The Global Notes................12
       2.11    Record Date...................................................13
       2.12    Action In Respect Of The Cdis Or The Global Notes.............13
       2.13    Reports.......................................................13
       2.14    Tax...........................................................14
3.     The Depository........................................................15
       3.1     Certain Duties And Responsibilities...........................15
       3.2     Notice Of Default.............................................16
       3.3     Certain Rights Of Depository..................................16
       3.4     Not Responsible For Recitals Of Note Proceeds.................17
       3.5     Money Held In Trust...........................................17
       3.6     Fees And Expenses.............................................17
       3.7     Depository Required; Eligibility..............................18
       3.8     Resignation And Removal; Appointment Of Successor.............18
       3.9     Acceptance Of Appointment By Successor........................19
       3.10    Merger, Conversion, Consolidation Or Succession To Business...20
4.     Miscellaneous Provisions..............................................21
       4.1     Notices To Depository, Issuer Or The Note Trustee.............21
       4.2     Notice To Holder; Waiver......................................21
       4.3     Successors And Assigns........................................22
       4.4     Separability Clause...........................................22
       4.5     Benefits Of Agreement.........................................22
       4.6     Governing Law.................................................22
       4.7     Jurisdiction..................................................22
       4.8     Counterparts..................................................23
       4.9     Inspection Of Agreement.......................................23
       4.10    Satisfaction And Discharge....................................23
       4.11    Amendments....................................................23
       4.12    Depository To Sign Amendments.................................24

SCHEDULE 1           EXHIBIT A...............................................26

SCHEDULE 2           EXHIBIT B...............................................28

SCHEDULE 3           EXHIBIT C FORM OF TRANSFER CERTIFICATE -................30

SCHEDULE 4           EXHIBIT D...............................................32

SCHEDULE 5           EXHIBIT E...............................................34

THIS DEPOSITORY AGREEMENT is made on this [*] day of November 1999

BETWEEN

(1) GRACECHURCH CARD FUNDING (NO.1) PLC, a company incorporated in England and Wales with company number 3794757 and having its registered office at 200 Aldersgate Street, London EC1A 4JJ (the "Issuer");

(2) THE BANK OF NEW YORK, LONDON BRANCH, a New York banking corporation whose London branch is located at One Canada Square, London E14 5AL (the "Note Trustee", which expression shall include such company and all other persons for the time being acting as the Note Trustee or Note Trustees under the Trust Deed (as defined below) and as transfer agent (the "Transfer Agent", which expression shall include any successor Transfer Agent appointed under the [*])); and

(3) THE BANK OF NEW YORK, a New York banking corporation, as Depository (the "Depository", which expression shall include any Successor Depository appointed hereunder).

WHEREAS:

(A) The Issuer has authorised the creation and issue of the Notes (as defined below) constituted by a trust deed dated [*] November 1999 between the Issuer and the Note Trustee (the "Trust Deed").

(B) The Depository has agreed to act as the Depository in respect of the Notes (as defined below), subject to and in accordance with this Agreement.

(C) The Issuer, the Note Trustee and the Depository wish to record certain arrangements which they have made in relation to the Notes.

                                    ARTICLE I

1.       DEFINITIONS AND OTHER GENERAL PROVISIONS

Terms not defined herein have the meanings ascribed to them in the Trust Deed. The following terms, as used herein, have the following meanings:

"Authorised Denominations" means $100,000 and integral multiples thereof;

"Book-Entry Interest" means a beneficial interest in the Notes shown on records maintained in book-entry form by DTC;

"Book-Entry Register" has the meaning ascribed thereto in Section 2.3;

"Business Day" means a day on which commercial banks and foreign exchange markets settle payments in London and New York and the city where the Specified Office of the relevant Paying Agent is located;

"Certificateless Depository Interests" or "CDI" means collectively, in respect of the Notes, the beneficial interests that shall, at all times prior to the issuance of Definitive Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any) and interest of the underlying SEC Global Notes and the beneficial interests that shall, at all times prior to the issuance of Definitive Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any) and interest of the underlying Rule 144A Global Note and that in each case is issued to the Holder or its nominee by the Depository;

"Closing Date" means [*] November 1999;

"DTC" means The Depository Trust Company or its nominee;

"Exchange Act" means the Securities Exchange Act of 1934, as amended;

"Global Notes" means the global notes issued in respect of Notes pursuant to the Trust Deed, initially in the form of a Rule 144A Global Note in respect of the Class C Notes and an SEC Global Note in respect of the Class A3 Notes and an SEC Global Note in respect of the Class B Notes;

"Holder" means, in respect of each CDI, the person in whose name such CDI is recorded on the Book-Entry Register, being in every case, DTC or any successor thereto;

"Issuer's Certificate" means a certificate signed in the name of the Issuer by two directors of the Issuer;

"Issuer Order" means a written order or request signed in the name of the Issuer by two directors of the Issuer;

"Letter of Representations" means the Letter of Representations to DTC dated [*] November 1999, from the Depository and the Issuer;

"Notes" means the bearer notes in the minimum denomination of $100,000 which comprise the $[*] Class A3 Asset Backed Floating Rate Notes due November 2002 ("Class A3 Notes"), $[*] Class B Asset Backed Floating Rate Notes due November 2002 ("Class B Notes") and $[*] Class C Asset Backed Floating Rate Notes due November 2002 ("Class C Notes") constituted by a Trust Deed dated [*] November 1999 between the Issuer and the Note Trustee, or any of them, and, unless stated to the contrary, includes each Global Note and any Definitive Notes issued in respect thereof;

"Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer and who shall otherwise be satisfactory to the Depository and the Note Trustee;

"Responsible Officer", with respect to the Depository, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Depository customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred to because of his or her knowledge and familiarity with the particular subject;

"Restricted Period" means the period up to and including the 40th day after the later of the commencement of the offering of the Notes and the Closing Date;

"Specified Event" has the meaning ascribed thereto in Section 2.5;

"Specified Office" means [*] or such other office in the same city as such office as the Depository may specify by notice to the Issuer and the Note Trustee; and

"Successor" means in relation to the Depository, such other person as may from time to time be appointed as Depository under this Agreement by the Issuer with the prior written approval of the Note Trustee.

                                   ARTICLE II

2.       BOOK-ENTRY INTERESTS

2.1      Deposit of the Global Notes

On or prior to the Issue Date, the Issuer shall deliver or procure delivery of the Global Notes to or to the order of the Depository on terms that the Depository shall hold such Global Notes subject to and in accordance with this Agreement. The Depository hereby agrees to accept custody of the Global Notes and to act as Depository in respect thereof in accordance with this Agreement. Each Global Note shall be held on behalf of the Depository by [*] or by or on behalf of the Depository at such place or places as it shall determine with the consent of the Issuer and the Note Trustee and shall issue the CDIs in accordance with the Letter of Representations.

2.2      Book-Entry System

(a) Upon acceptance by DTC of the CDIs for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Interests will be issued by DTC and traded through DTC's book-entry system, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its successors or (ii) institutions that have accounts with DTC or its successors. Book-Entry Interests shall only be transferable in amounts representing Authorised Denominations of the Notes.

(b) The CDIs shall only be issuable to DTC or successors of DTC or their respective nominees. Except as provided in Section 2.5, no owner of a Book-Entry Interest shall be entitled to receive a Definitive Note on account of such Book-Entry Interest, and such beneficial owner's interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

2.3      Registration of Transfer of the CDIs

The Depository shall maintain at its Specified Office a register (the "Book-Entry Register") in which the Depository shall (i) record DTC as the initial registered owner of the CDIs and (ii) record the registration and transfer of the CDIs. The CDIs shall not be transferred unless such transfer is recorded on the Book-Entry Register. The Depository shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to the Holder of the CDIs or be authorised to undertake any obligations on behalf of the Issuer. At any time after an Event of Default in respect of the Notes or any of them shall have occurred and be continuing, the Depository shall, if so required by notice in writing given by the Note Trustee to the Depository (i) thereafter act as the agent of the Note Trustee, on the terms mutatis mutandis contained in this Agreement (save that the Note Trustee's liability under any provision in this Agreement for the remuneration and indemnification of the Depository shall be limited to the amounts from time to time held by the Note Trustee on the trusts of the Trust Deed which are available to be applied by the Note Trustee for such purposes) and hold on behalf of the Note Trustee the Global Notes and all sums, documents and records held by it in respect thereof (including the Book-Entry Register) and/or (ii) deliver up all Global Notes and all sums, documents and records held by it in respect thereof (including the Book-Entry Register) to the Note Trustee or as the Note Trustee shall direct in such notice; Provided, however, that such notice shall be deemed not to apply to any document or record which the Depository is obliged not to release by any applicable law or regulation.

The foregoing paragraph shall not:

(a) impose an obligation on the Depository to record the interests in, or transfers of, Book-Entry Interests held by institutions that have accounts with DTC or its successors or persons that may hold Book-Entry Interests through such institutions; or

(b) restrict transfers of such Book-Entry Interests held by such institutions or persons.

The person in whose name the CDIs are registered on the Book-Entry Register shall be the "Holder" of the CDIs for the purposes of this Agreement. The Depository shall treat the Holder or its nominee or their respective successors as the absolute owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Depository.

2.4      The Depository and the Global Notes

The Depository shall hold each Global Note in custody for the benefit of the Holder thereof. The Depository shall not transfer, sell or otherwise dispose of a Global Note or any interest therein except (i) in respect of the Class C Notes to reduce the Principal Amount Outstanding of a Class C Global Note and to increase the Principal Amount Outstanding of the other Global Note as provided in Section 2.8 of this Agreement (ii) to transfer a Global Notes as a whole to a Successor Depository with the consent of the Issuer and the Note Trustee. Notwithstanding the foregoing, the Holder may not under any circumstances request the Depository to surrender or deliver the Global Notes or any of them to the Holder.

2.5      Definitive Notes

(a)      If:

(i) DTC is unwilling or unable to act as Depository or ceases to be, a clearing agency under the Exchange Act and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Depository at the request of the Issuer within 60 days; or

(ii)     the Depository notifies the Issuer and the Note Trustee under Section
         3.8 that it is at any time unwilling or unable to continue as Depository and no Successor Depository has been appointed by the Issuer within 60 days of such notification; or

(iii) an Event of Default occurs and is continuing, upon the request delivered in writing to DTC by the owner of a Book-Entry Interest; or

(iv) if, by reason of any change in the laws of the United Kingdom or the United States of America, the Issuer is or will be required to make any withholding or deduction from any payment in respect of the Notes which would not be required if the Notes were in definitive form;

(each, a "Specified Event"), then DTC or the Depository (as the case may by) shall promptly notify the Issuer and the Note Trustee of such Specified Event and the Issuer shall promptly issue Definitive Notes subject to and in accordance with the Trust Deed; or

(b) If any of the events specified in Clause 3 of the Trust Deed occurs, the Issuer shall forthwith notify the Depository thereof and shall issue Definitive Notes subject to and in accordance with the Trust Deed.

If Definitive Notes are issued, the beneficial interests represented by the SEC Global Notes shall be exchanged by the Issuer for SEC Definitive Notes and the beneficial interests represented by the Class C Rule 144A Global Note shall be exchanged by the Issuer for Rule 144A Definitive Notes, in each case, in an aggregate principal amount equal to the Principal Amount Outstanding of the relevant SEC Global Note or Rule 144A Global Note, as the case may be.

All Definitive Notes issued in exchange for the Global Note relating thereto shall be registered in such name or names and in such Authorised Denominations as the Depository shall instruct the Principal Paying Agent based on the written instructions of the Holder. Whenever a Global Note is exchanged in full for Definitive Notes, subject to receipt by the Depository of Definitive Notes in accordance with Clause [4.1] of the Trust Deed (and if such exchange of the Global Note is in part, a new Global Note reflecting the appropriate principal reduction) the Depository shall surrender such Global Note to or to the order of the Principal Paying Agent for cancellation in accordance with the Agency Agreement. A Global Note may not be exchanged for Definitive Notes other than as provided in this Section 2.5.

2.6      Payments in respect of the CDIs and Global Notes

(a) On receipt by the Depository of any payment in respect of a Global Note, the Depository shall forthwith distribute such payment to the Holder on the due date for such payment. So long as DTC is the Holder, such payments shall be made in accordance with the Letter of Representations.

(b) The Depository shall forward to the Issuer or its Agents such information from its records as the Issuer may reasonably request to enable the Issuer or its Agents to comply with the provisions of the Trust Deed and the Agency Agreement and to file necessary reports with governmental agencies, and the Issuer or its Agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Holder, or beneficial owners of interests in, the CDIs. In no event shall the Depository be responsible for filing such reports.

2.7      Payments in respect of the Global Notes

(c) Subject to receipt by the Depository of written instructions from the Holder on or prior to the fifth day following the Record Date (as defined in Section 2.11) that payments in respect of the Global Notes will be made to or to the order of the Holder, payments in by the Depository in respect of such Global Notes will be made on the due date for payment thereof.

2.8      Transfers and Exchanges of Global Notes

(a) Notwithstanding any other provisions of this Agreement, the Trust Deed or the Notes, transfers and exchanges of interests in a Class C Global Note of the kinds described in clauses (1), (2), (3), (4) and (5) below and exchanges of interests in a Class C Global Note or of other Notes as described in clause (6) below, shall only be made in accordance with the relevant clause of this Section 2.8.

                  (1) Transfers of the Class C Rule 144A Global Note to the Class C Reg S Global Note during the Restricted Period. If the holder of a beneficial interest in the Class C Rule 144A Global Note wishes at any time during the Restricted Period to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Class C Reg S Global Note relating thereto, such transfer may be effected, subject to the rules and procedures of DTC, Euroclear and Cedelbank, to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.8(a)(1). Upon receipt by the Depository and the Transfer Agent with respect to a transfer of a beneficial interest in such Class C Rule 144A Global Note during the Restricted Period of a certificate in substantially the form set forth in Exhibit A given by the transferor, the Depository shall present the Class C Rule 144A Global Note and the Transfer Agent shall present the Class C Reg S Global Note to the Principal Paying Agent to reduce the Principal Amount Outstanding of the Class C Rule 144A Global Note and to increase the Principal Amount Outstanding of the Class C Reg S Global Note, by the principal amount of the beneficial interest in the Class C Rule 144A Global Note to be so transferred, by annotation thereon.

                  (2) Transfers of the Class C Rule 144A Global Note to the Class C Reg S Global Note after the expiration of the Restricted Period. If the holder of a beneficial interest in the Class C Rule 144A Global Note wishes at any time after the expiration of the Restricted Period to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Class C Reg S Global Note relating thereto, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.8(a)(2). Upon receipt by the Depository and the Transfer Agent of a certificate in substantially the form set forth in Exhibit B given by the transferor, the Depository shall present the Class C Rule 144A Global Note and the Transfer Agent shall present the Class C Reg S Global Note to the Principal Paying Agent to reduce the Principal Amount Outstanding of such Class C Rule 144A Global Note, and to increase the Principal Amount Outstanding of such Class C Reg S Global Note, by the principal amount of the beneficial interest in such Class C Rule 144A Global Note to be so transferred, by annotation thereon.

                  (3) Transfers of the Class C Reg S Global Note to the Class C Rule 144A Global Note during the Restricted Period. If the holder of a beneficial interest in the Class C Reg S Global Note wishes at any time during the Restricted Period to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Class C Rule 144A Global Note relating thereto, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.8(a)(3). Upon receipt by the Depository and the Transfer Agent with respect to a transfer of a beneficial interest in such Class C Reg S Global Note during the Restricted Period of a certificate in substantially the form set forth in Exhibit C given by the transferor, the Depository shall present the Class C Rule 144A Global Note and the Transfer Agent shall present the Class C Reg S Global Note to the Principal Paying Agent to reduce the Principal Amount Outstanding of such Class C Reg S Global Note, and to increase the Principal Amount of Outstanding of such Class C Rule 144A Global Note, by the principal amount of the beneficial interest in such Class C Reg S Global Note to be so transferred, by annotation thereon. In addition, the Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S. persons that are not qualified purchasers.

                  (4) Transfers of the Class C Reg S Global Note to the Class C Rule 144A Global Note after the Restricted Period

                           If the holder of a beneficial interest in the Class C Reg S Global Note wishes at any time after the Restricted Period to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Class C Rule 144A Global Note relating thereto, such transfer may be effected subject only to the Applicable Procedures.

                  (5) Exchanges of the Class C Rule 144A Global Note for the Class C Reg S Global Note.

                           If the holder of a beneficial interest in the Class C Rule 144A Global Note wishes at any time to exchange such interest for a beneficial interest in the Class C Reg S Global Note relating thereto, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.8(a)(5). Upon receipt by the Depository and the Transfer Agent of a certificate in substantially the form set forth in Exhibit D, given by the holder of the beneficial interest, the Depository shall present the Class C Rule 144A Global Note and the Transfer Agent shall present the Class C Reg S Global Note to the Principal Paying Agent to reduce the Principal Amount Outstanding of such Class C Rule 144A Global Note, and to increase the Principal Amount Outstanding of such Reg S Global Note, by the principal amount of the beneficial interest in such Class C Rule 144A Global Note to be so exchanged, by annotation thereon.

                  (6) Exchanges of the Class C Reg S Global Note for the Class C Rule 144A Global Note. If the holder of a beneficial interest in the Class C Reg S Global Note wishes at any time to exchange such interest for a beneficial interest in the Class C Rule 144A Global Note relating thereto, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.8(a)(6). Upon receipt by the Depository and the Transfer Agent of a certificate in substantially the form set forth in Exhibit E, given by the holder of the beneficial interest, the Depository shall present the Class C Rule 144A Global Note to and the Transfer Agent shall present the Class C Reg S Global Note to the Principal Paying Agent to reduce the Principal Amount Outstanding of such Class C Reg S Global Note, and to increase the Principal Amount Outstanding of such Class C Rule 144A Global Note, by the principal amount of the beneficial interest in such Class C Reg S Global Note to be so exchanged, by annotation thereon. In addition, the Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S. persons that are not qualified purchasers.

                  (7) Other Exchanges. In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.5, any Definitive Notes in respect thereof may only be transferred in accordance with any restrictions on transfer set forth on such Definitive Notes and (in respect of Class C Rule 144A Definitive Notes) the [Agency Agreement] and the Regulations set out in the Second Schedule thereto. In addition, the Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S. persons that are not qualified purchasers.

                  (8)      For the avoidance of doubt, all references in this
                           Section 2.8 to transfers and exchanges of beneficial interests in the Class C Reg S Global Note or the Class C Rule 144A Global Note shall be construed, in respect of the holders of Book-Entry Interests, as references to a transfer or exchange of the Book-Entry Interests in the CDI's attributable to the Class C Rule 144A Global Note, as the case may be.

                  (9) Notwithstanding any other provisions of this Agreement, the Trust Deed or the Notes, transfers and exchanges of interests in a Class C Global Note of the kinds described in clauses (1), (2), (3), (4) and
                           (5) below and exchanges of interests in a Class C Global Note or of other Notes as described in clause
                           (6) below, shall only be made in accordance with the relevant clause of this Section 2.8.

         (b) Transfers of interests in an SEC Global Note. If the holder of a beneficial interest in an SEC Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof such transfer shall be effected subject to the Applicable Procedures.

2.9      Change in Principal Amount of Outstanding of Global Notes

         (a) Upon transfer or exchange of a beneficial interest in a Class C Global Note to the other Class C Global Note as provided in
                  Section 2.8(a), the Depository shall adjust accordingly the principal amounts of the CDIs relating to the Class C Rule 144A Global Note and shall confirm such adjustments with the Holder.

         (b) In the event that the Issuer exercises any right of redemption in respect of any Notes constituting a part of a Global Note or purchases any Notes constituting a part of a Global Note, upon receipt by the Depository of written notification to the Depository by the Issuer of such redemption or purchase the Depository shall promptly deliver such Global Note to the Principal Paying Agent and request the Principal Paying Agent to endorse the relevant Schedule to such Global Note to reflect the reduction in the Principal Amount Outstanding of such Global Note as a result of such redemption or purchase. The redemption price or purchase price payable in connection with the redemption or purchase of a portion of such Global Note shall be equal to the amount received by the Depository in respect of the aggregate principal amount of the Notes so redeemed or purchased. The Depository shall allocate reductions in the Principal Amount Outstanding on a pro rata basis among the relevant CDIs.

                  Whenever the Principal Amount Outstanding of a Global Note held by the Depository is increased or decreased in accordance with this Agreement, the Depository shall notify the Holder of the corresponding change in the Principal Amount Outstanding of the related CDI.

2.10     Surrender and Cancellation of the Global Notes

In the event of the redemption, payment or purchase in full or exchange in full for Definitive Notes of all the Notes represented by the relevant Global Note, such Global Note shall become void and the Depository shall surrender such Global Note to the Principal Paying Agent for cancellation in accordance with the [Agency Agreement].

2.11     Record Date

Whenever any payment is to be made in respect of a Global Note or the Depository shall receive written notice of any action to be taken by the Holder, or whenever the Depository otherwise deems it appropriate in respect of any other matter, the Depository shall fix a record date (a "Record Date") (in the case of payments only, 15 days prior to the due date for such payment) for the determination of the Holder who shall be entitled to receive payment in respect of the CDIs or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Holder who is registered on the Book-Entry Register at the close of business on such Record Date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

2.12     Action in respect of the CDIs or the Global Notes

(a) Not later than 10 days after receipt by the Depository of written notice of any solicitation of consents or request for a waiver or other action by the Holder under this Agreement or the Trust Deed, the Depository shall mail to the Holder a notice containing (i) such information as is contained in such notice, (ii) a statement that the Holder at the close of business on a specified Record Date (established in accordance with Section 2.11) will be entitled, subject to the provisions of or governing the CDI or Global Notes, as the case may be, to instruct the Depository as to the consent, waiver or other action, if any, pertaining to the CDIs or Global Notes, as the case may be, and
         (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Holder received on or before the Record Date established by the Depository for such purpose, the Depository shall endeavour insofar as practicable and permitted under the provisions of or governing the CDIs or Global Notes, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such CDIs or Global Notes, as the case may be, in accordance with any instructions set forth in such request. The Depository shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the CDIs or Global Notes.

(b) Subject to Sections 3.1(e) and 3.3(f) the Holder may by written direction to the Depository direct the time, method and place of conducting any proceeding for any remedy available to the Depository or of exercising any trust or power conferred on the Depository. However, the Depository may refuse to follow any direction that conflicts with law or this Agreement or the Trust Deed or, subject to Section 3.1, that the Depository determines could expose it to personal liability.

2.13     Reports

Notwithstanding the provisions of Condition 14, while the Notes are in global form, the Issuer shall forthwith send to the Depository a copy of any notices, reports and other communications to be sent to the Depository in its capacity as holder of the Global Notes.

The Depository shall promptly (and in no event later than 10 days from receipt thereof) send to the Holder a copy of any such notices, reports and other communications received by it in accordance with this Section 2.12.

2.14     Tax

All payments made by the Depository pursuant to this Agreement shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes or any U.K. Tax Authority shall at any time be required on any distributions in respect of the CDIs by the Depository to the Holder of any payments in respect of principal or interest on a Global Note, the Depository shall not be obliged to pay any additional amounts in respect thereof. If any such deduction or withholding is required, the Issuer shall, at least 10 days prior to the date on which payment on the CDIs is to be made, furnish the Depository with an Issuer's Certificate specifying the amount to be withheld on such payments to the Holder. The Depository shall be entitled to rely absolutely on any such Issuer's Certificate and the Issuer shall indemnify the Depository for, and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Issuer's Certificate furnished to it pursuant to this Section 2.14.

                                   ARTICLE III

3.       THE DEPOSITORY

3.1      Certain Duties and Responsibilities

(a) The Depository shall only be liable to perform such duties as are expressly set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Depository from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (i) the duties and obligations of the Depository with respect to the CDIs and the Global Notes shall be determined solely by the express provisions of this Agreement and the Depository shall only be liable for the performance of such duties and obligations as are expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depository; and

         (ii) in the absence of bad faith, wilful misconduct or negligence on its part, the Depository may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Depository and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Depository, the Depository shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

(c) In the absence of bad faith, wilful misconduct or negligence, the Depository shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Depository.

(d) The Depository shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder relating to the time, method and place of conducting any proceeding for any remedy available to the Depository, or exercising any power conferred upon the Depository, under this Agreement or the Trust Deed.

(e) No provision of this Agreement shall require the Depository to expend or risk its own funds or otherwise incur any financial liability in the proper performance of any of its duties hereunder, or in the proper exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Depository shall be subject to the provisions of this Section 3.1.

(g) The Depository owes no fiduciary duty to any person by virtue of this Agreement except as expressly set forth herein.

(h) Notwithstanding anything in this Agreement to the contrary, in no event shall the Depository be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if the Depository has been advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

3.2      Notice of Default

The Depository shall promptly after receiving notice of the occurrence of any Event of Default in respect of the Notes (a "Note Default"), notify the Holder in the manner provided in Section 4.2, of such Note Default, unless such Note Default shall have been cured or waived.

3.3      Certain Rights of Depository

Subject to the provisions of Section 3.1:

(a) the Depository may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer's Certificate and any resolution of the Board of Directors of the Issuer (a "Board Resolution"), as the case may be, may be sufficiently evidenced by an Issuer's Certificate certifying to such Board Resolution;

(c) the Depository may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorisation and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Depository shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document;

(e) the Depository may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Depository shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(f) the Depository shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Trust Deed at the request, order or direction of the Holder pursuant to this Agreement, unless the Holder shall have offered to the Depository reasonable security or indemnity against the costs, expenses and liabilities that might be properly incurred by it in compliance with such request or direction and the Depository shall have concluded that such request, order or direction shall not expose the Depository to personal liability;

(g) the Depository shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorised or within the discretion, rights or powers conferred upon it by this Agreement; and

(h) whenever in the administration of its duties under this Agreement the Depository shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Depository, be deemed to be conclusively proved and established by an Issuer's Certificate delivered to the Depository, and such certificate, in the absence of negligence or bad faith on behalf of the Depository, shall be full warranty to the Depository for any action taken, suffered or omitted by it under the provisions of the Agreement.

3.4      Not Responsible for Recitals of Note Proceeds

The recitals contained in the Trust Deed and in the Notes shall be taken as the statements of the Issuer and the Depository assumes no responsibility for their correctness. The Depository makes no representations as to the validity or sufficiency of this Agreement or the Notes. The Depository shall not be accountable for the use or application by the Issuer of the proceeds of the issue of the Notes.

3.5      Money held in Trust

All monies held by the Depository in respect of the Notes shall be held by the Depository in trust for the benefit of the Holder but such monies need not be segregated from other funds held by the Depository, except to the extent required by law. The Depository shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Depository under this Agreement shall be paid to the Issuer from time to time and the Holder shall have no claim to any such interest.

3.6      Fees and Expenses

The Issuer agrees:

(a) to pay to the Depository from time to time such remuneration as the Issuer, the Note Trustee and the Depository shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a Note Trustee or an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Depository and any predecessor Depository upon its request for all reasonable expenses, disbursements and advances incurred or made by the Depository in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Depository and any predecessor Depository for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuer under this Section 3.6 to compensate and indemnify the Depository and any predecessor Depository and to pay or reimburse the Depository and any predecessor Depository for expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement.

3.7      Depository Required; Eligibility

At all times when there is a Depository hereunder, such Depository shall be a corporation organised and doing business under the laws of the United States of America, any state thereof or the District of Columbia or such other jurisdiction acceptable to the Issuer, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 3.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Depository shall cease to be eligible in accordance with the provisions of this Section 3.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

3.8      Resignation and Removal; Appointment of Successor

(a) No resignation or removal of the Depository and no appointment of a Successor Depository pursuant to this Article shall become effective until (i) the acceptance of appointment by the Successor Depository in accordance with the applicable requirements of Section 3.9 hereof or
         (ii) the issuance of Definitive Notes in accordance with Section 2.5 and the Trust Deed.

(b) The Depository may resign by giving written notice thereof to the Issuer, the Note Trustee and the Holder, in accordance with Section 4.1 and Section 4.2 hereof, 60 days prior to the effective date of such resignation. The Depository may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a Successor Depository required by Section 3.9 hereof shall not have been delivered to the Depository within 30 days after the giving of such notice of resignation or removal, the resigning Depository may petition any court of competent jurisdiction for the appointment of a Successor Depository.

(c)      If at any time:

         (i) the Depository shall cease to be eligible under Section 3.7 hereof or shall fail to resign after written request therefor by the Issuer (made in accordance with 3.8(b) hereof), or

         (ii) the Depository shall become incapable of acting with respect to the CDIs or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Depository or of its property shall be appointed or any public officer shall take charge or control of the Depository or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Depository and appoint a Successor Depository, or (ii) the Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Depository and the appointment of a Successor Depository or Depositories, unless Definitive Notes have been issued in accordance with the Trust Deed. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Depository and appoint a Successor Depository.

(d) If the Depository shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Depository for any cause, the Issuer, by Board Resolution, shall promptly appoint a Successor Depository (other than the Issuer) and shall comply with the applicable requirements of Section 3.9. If no Successor Depository shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.9, Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a Successor Depository unless Definitive Notes have been issued in accordance with the Trust Deed.

(e) The Issuer shall give, or shall cause such Successor Depository to give, notice of each resignation and each removal of a Depository and each appointment of a Successor Depository to the Holder and the Note Trustee in accordance with Section 4.2. Each notice shall include the name of the Successor Depository and of its Specified Office.

3.9      Acceptance of Appointment by Successor

(a) In case of the appointment hereunder of a Successor Depository, every such Successor Depository so appointed shall execute, acknowledge and deliver to the Issuer and the Note Trustee and to the retiring Depository an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Depository shall become effective and such Successor Depository, without any further act, deed or conveyance, shall become vested with all the rights (except the right to receive payments owing to the retiring Depository pursuant to Section 3.6), powers, agencies and duties of the retiring Depository, with like effect as if originally named as Depository hereunder; but, on the request of the Issuer or the Successor Depository, such retiring Depository shall, upon payment of all amounts due and payable to it pursuant to Section 3.6, execute and deliver an instrument transferring to such Successor Depository all the rights and powers of the retiring Depository and shall duly assign, transfer and deliver to such Successor Depository all property and money held by such retiring Depository hereunder.

(b) Upon request of any such Successor Depository, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Depository all such rights, powers and agencies referred to in paragraph (a) of this Section 3.9.

(c) No Successor Depository shall accept its appointment unless at the time of such acceptance such Successor Depository shall be eligible under this Article.

(d) Upon acceptance of appointment by any Successor Depository as provided in this Section 3.9, the Issuer shall give notice thereof to the Holder in accordance with Section 4.2 with a copy to the Successor Depository. If the acceptance of appointment is substantially contemporaneous with the resignation of the Depository, then the notice called for by the preceding sentence may be combined with the notice called for by
         Section 3.8(b). If the Issuer fails to give such notice within 10 days after acceptance of appointment by the Successor Depository, the Successor Depository shall cause such notice to be given at the expense of the Issuer.

3.10     Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Depository may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depository shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Depository, shall be the Successor Depository hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE IV

4.       MISCELLANEOUS PROVISIONS

4.1      Notices to Depository, Issuer or the Note Trustee

Any request, demand, authorisation, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(a) the Depository, by the Holder, the Note Trustee or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to it at its Specified Office, or at any other address previously furnished in writing by the Depository to the Holder, the Note Trustee and the Issuer or sent by facsimile to the Depository, Attention [*]; or

(b) the Issuer, by the Depository, the Note Trustee or the Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to it at its registered office at 200 Aldersgate Street, London EC1A 4JJ or any other address previously furnished in writing by the Issuer to the Depository, the Note Trustee or the Holder or sent by facsimile to the Issuer, Attention: The Directors, facsimile no. [*]; or

(c) the Note Trustee, by the Depository, the Issuer or the Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to it at its principal office at [One Canada Square, London E14 5AL] or at any other address previously furnished in writing by the Note Trustee to the Depository, the Issuer or the Holder or sent by facsimile to the Note Trustee, Attention: The Directors, facsimile no. [*].

4.2      Notice to Holder; Waiver

Where this Agreement provides for notice to the Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed (first-class postage prepaid) or sent by facsimile to the Holder at the address or facsimile number notified to the Depository, the Issuer and the Note Trustee in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holder shall be filed with the Depository, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Depository shall constitute a sufficient notification for every purpose hereunder.

4.3      Successors and Assigns

All covenants and agreements in this Agreement and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

4.4      Separability Clause

In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

4.5      Benefits of Agreement

Nothing in this Agreement, the Notes, or the Trust Deed, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement.

4.6      Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

4.7      Jurisdiction

The Issuer agrees for the benefit of the Note Trustee and the Depository that any legal suit, action or proceeding against the Issuer brought by the Depository or the Note Trustee arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer has appointed [CT Corporation at its offices at 1633 Broadway, New York, New York, 10019] as its authorised agent (the "Authorised Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, by the Holder, the Note Trustee or the Depository and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable.

The Issuer represents and warrants that the Authorised Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorised Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Depository or the Note Trustee in any competent court in England.

4.8      Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same.

4.9      Inspection of Agreement

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Specified Office of the Depository for inspection by the Holder upon reasonable notice to the Depository.

4.10     Satisfaction and Discharge

This Agreement, upon Issuer Order shall cease to be of further effect, and the Depository, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when the Depository has received an Issuer Certificate certifying that (i) the Trust Deed has been satisfied and discharged pursuant to the provisions thereof or Definitive Notes have been issued and the Global Notes have been cancelled in accordance with the provisions of Section 2.9 and the Trust Deed, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Depository an Issuer's Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

4.11     Amendments

The Issuer, the Note Trustee and the Depository may amend this Agreement without the consent of the Holder:

(a)      to cure any ambiguity, omission, defect or inconsistency;

(b)      to add to the covenants and agreements of the Depository or the Issuer;

(c) to effectuate the assignment of the Depository's rights and duties to a qualified Successor, as provided herein;

(d) to comply with any requirements of the Securities Act, the Exchange Act or the U.S. Investment Company Act of 1940; or

(e) to modify, alter, amend or supplement this Agreement in any other manner that is not materially adverse to the Holder or the holders of Book-Entry Interests.

Except as set forth in this Section 4.11, no amendment that materially adversely affects the Holder or the holders of Book-Entry Interests may be made to this Agreement or the Book-Entry Interests without the consent of the Holder.

4.12     Depository to Sign Amendments

The Depository shall sign any amendment authorised pursuant to Section 4.11 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Depository. The Depository may but need not sign any other amendment. In signing any amendment the Depository shall be entitled to receive indemnity reasonably satisfactory to it and shall be fully protected in reasonably relying upon an Issuer's Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

(a)      such amendment is authorised or permitted by this Agreement;

(b) the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorised by all necessary corporate action;

(c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum or Articles of Association of the Issuer, (iii) any law or regulation applicable to the Issuer, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or (v) any material agreement or instrument (including the terms and conditions of the Notes) to which the Issuer is subject; and

(d) such amendment has been duly and validly executed and delivered by the Issuer, and this Agreement after giving effect to such amendment constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

GRACECHURCH CARD FUNDING (NO.1) PLC

By:

BANK OF NEW YORK, LONDON BRANCH

By:

BANK OF NEW YORK, NEW YORK

By:

                                   SCHEDULE 1
                                    EXHIBIT A


                         FORM OF TRANSFER CERTIFICATE -
                            RULE 144A GLOBAL NOTE TO
                                REG S GLOBAL NOTE
                          DURING THE RESTRICTED PERIOD
      (Transfers pursuant to Section 2.8(a)(1) of the Depository Agreement)

      [*] as Depository

Attention: [*]

Re:      Gracechurch Card Funding (No.1) Plc

Reference is hereby made to the Trust Deed dated as of [*] November 1999 (the "Trust Deed"), between Gracechurch Card Funding (No.1) Plc (the "Issuer") and Bank of New York as Note Trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Trust Deed.

This letter relates to [ ] aggregate principal amount of the Notes which are evidenced by the Rule 144A Global Note (CUSIP No. [*]) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who, during the Restricted Period, will take delivery thereof in the form of an equal aggregate principal amount of the Notes evidenced by the Reg S Global Note (ISIN No. [*]), which amount, immediately after such transfer, is to be held with the Depository through Euroclear or Cedelbank or both.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a person in the United States or to or for the account or benefit of a U.S. person;

(2)      either:

         (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

         (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through Euroclear or Cedelbank or both.

This certificate and the statements contained herein are made for the benefit of the Issuer and the Manager. Terms used in this certificate and not otherwise defined in the Trust Deed have the meanings set forth in Regulation S under the Securities Act.

Dated:                               [Insert Name of Transferor]

                                     By:
                                     -------------------------------------------

                                     Name:

                                     Title:

                                     (If   the    transferor    is   a
corporation, partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)

                                   SCHEDULE 2
                                    EXHIBIT B
                         FORM OF TRANSFER CERTIFICATE -
                            RULE 144A GLOBAL NOTE TO
                                REG S GLOBAL NOTE
                           AFTER THE RESTRICTED PERIOD
      (Transfers pursuant to Section 2.8(a)(2) of the Depository Agreement)

      [*], as Depository

Attention: [*]

Re:      Gracechurch Card Funding (No.1) Plc

Reference is hereby made to the Trust Deed dated as of [*] November 1999 (the "Trust Deed"), among Gracechurch Card Funding (No.1) Plc (the "Issuer") and Bank of New York BT Note Trustees (Jersey) Limited as Note Trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Trust Deed.

This letter relates to [ ] aggregate principal amount of the Notes which are evidenced by the Rule 144A Global Note (CUSIP No. [*]) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal aggregate principal amount of the Notes evidenced by the Reg S Global Note (ISIN No. [*])

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 and Rule 904 under the Securities Act and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States or to or for the account or benefit of a U.S. person;

(2)      either:

         (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

         (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for the benefit of the Issuer and the Manager. Terms used in this certificate and not otherwise defined in the Trust Deed have the meanings set forth in Regulation S under the Securities Act.

Dated:                               [Insert Name of Transferor]

                                     By:
                                     -------------------------------------------

                                     Name:

                                     Title:


                                     (If the transferor is a corporation,
                                     partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)

                                   SCHEDULE 3
                                    EXHIBIT C
                         FORM OF TRANSFER CERTIFICATE -


                              REG S GLOBAL NOTE TO
                              RULE 144A GLOBAL NOTE
                          DURING THE RESTRICTED PERIOD
      (Transfers pursuant to Section 2.8(a)(3) of the Depository Agreement)

[*], as Depository

Attention: [*]

Re:      Gracechurch Card Funding (No.1) Plc

Reference is hereby made to the Trust Deed dated as of [*] November 1999 (the "Trust Deed"), among Gracechurch Card Funding (No.1) Plc (the "Issuer") and Bank of New York as Note Trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Trust Deed.

This letter relates to [ ] aggregate principal amount of the Notes which are evidenced by the Reg S Global Note (ISIN No. [*]) and held by you through Euroclear or Cedelbank or both on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who, and during the Restricted Period, will take delivery thereof in the form of an equal principal amount of the Notes evidenced by the Rule 144A Global Note (CUSIP No. [*]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and accordingly the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified purchaser" (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940) that is a "qualified institutional buyer" (as defined in Rule 144A), in each case in a transaction in compliance with Section 3(c)(7) of the Investment Company Act and Rule 144A and in accordance with any applicable securities laws of any state of the United States. The Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S. persons that are not qualified purchasers.

This certificate and the statements contained herein are made for the benefit of the Issuer and the Manager.

Dated:                               [Insert Name of Transferor]

                                     By:
                                     -------------------------------------------

                                     Name:

                                     Title:

                                     (If the transferor is a corporation,
                                     partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)

                                   SCHEDULE 4
                                    EXHIBIT D


                         FORM OF EXCHANGE CERTIFICATE -
                      NOTES ACQUIRED PURSUANT TO RULE 144A
                     (Exchange Pursuant to Section 2.8(a)(5)
                          of the Depository Agreement)

[*], as Depository

Attention: [*]

Re:      Gracechurch Card Funding (No.1) Plc

Reference is hereby made to the Trust Deed dated as of [*] November 1999 (the "Trust Deed"), among Gracechurch Card Funding (No.1) Plc (the "Issuer") and Bank of New York as Note Trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Trust Deed.

This letter relates to [ ] aggregate principal amount of the Notes which are evidenced by the Rule 144A Global Note (CUSIP No. [*]) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in the Notes be exchanged for a beneficial interest in an equal aggregate principal amount of the Notes evidenced by the Reg S Global Note (ISIN No. [*]).

In connection with such request and in respect of the Notes, the Beneficial Owner does hereby certify that (a) upon such exchange, it will be the beneficial owner of the Notes, (b) it is not a U.S. person (as defined in Regulation S under the Securities Act) and is located outside the United States (within the meaning of Regulation S) and acquired, or has agreed to acquire and upon such exchange will have acquired, such Notes outside the United States [, (c) it is not an "affiliate" (as defined in Rule 144A under the Securities Act) of the Issuer or a person acting on behalf of such an affiliate and (d) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire such Notes from the Issuer or any affiliate thereof in the initial distribution of the Notes].* [In addition, the Beneficial Owner hereby agrees that it will not, on or before the 40th day after the later of the commencement of the offering and the Closing Date, offer, sell, pledge or otherwise transfer the Notes issued in such exchange except (a) to a Person who is a "qualified purchaser" (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940 (the "Investment Company Act")) who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction in compliance with Section 3(c)(7) of the Investment Company Act and Rule 144A and in accordance with any applicable securities laws of any state of the United States, or (b) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the

Securities Act.]* The Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S. persons that are not qualified purchasers.

This certificate and the statements contained herein are made for the benefit of the Issuer and the Manager.

Dated:                               [Insert Name of Beneficial Owner]

                                     By:
                                     -------------------------------------------

                                     Name:

                                     Title:

                                     (If the Beneficial Owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such Beneficial Owner must be stated.)



         *Insert these bracketed provisions only if the exchange will occur during the Restricted Period.



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



                                   SCHEDULE 5
                                    EXHIBIT E


                         FORM OF EXCHANGE CERTIFICATE -
                     NOTES ACQUIRED PURSUANT TO REGULATION S
      (Exchange Pursuant to Section 2.8(a)(6) of the Depository Agreement)

[*], as Depository

Attention: [*]

Re:      Gracechurch Card Funding (No.1) Plc

Reference is hereby made to the Trust Deed dated as of [*] November 1999 (the "Trust Deed"), among Gracechurch Card Funding (No.1) Plc (the "Issuer") and Bank of New York as Note Trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Trust Deed.

This letter relates to [ ] aggregate principal amount of the Notes which are evidenced by the Reg S Global Note (ISIN No. [*]) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in the Notes be exchanged for a beneficial interest in an equal aggregate principal amount of the Notes evidenced by the Rule 144A Global Note (CUSIP No. [*]).

In connection with such request and in respect of the Notes, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Notes have not been and will not be registered under the Securities Act.

We certify that we are (or it is) the beneficial owner of the Notes and that we are (or it is) a "qualified purchaser" (as defined in the Investment Company Act of 1940 (the "Investment Company Act"), is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) acting for our own account or for the account of one or more qualified purchasers that are qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified purchasers that are qualified institutional buyers, each such qualified purchasers that are qualified institutional buyers has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Notes except (A) to a Person who is a qualified purchaser who is a qualified institutional buyer in compliance with Rule 144A under the Securities Act and Section 3(c)(7) of the Investment Company Act, or (B) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable securities laws of the states of the United States. The Issuer reserves the right to refuse to recognise the transfer (or require the resale to non-U.S. persons) of any Notes, or any beneficial interest therein, if in the Issuer's sole judgement such transfer could result in the Notes being beneficially owned by U.S.

persons that are not qualified purchasers.

If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

This certificate and the statements contained herein are made for the benefit of the Issuer and the Managers. Terms used in this certificate and not otherwise defined in the Trust Deed have the meanings set forth in Regulation S under the Securities Act.

Dated:                              [Insert Name of Beneficial Owner]

                                     By:
                                     -------------------------------------------

                                     Name:

                                     Title:

                                     (If the Beneficial Owner is a corporation, partnership or fiduciary, the title to the Person signing on behalf of such Beneficial Owner must be stated.)

                                      -35-